Resonant Inc. Reports Third Quarter 2021 Financial Results

Expands Partnership with World’s Largest RF Filter Manufacturer for the Development of XBAR®-based RF Filters, Increasing Price Per Device by up to 400% for the Most Complex Bands

Surpasses Milestone of 100 Million Resonant-Designed RF Filters Shipped

AUSTIN, TX - November 10, 2021 - Resonant Inc. (NASDAQ: RESN), a provider of radio frequency (RF) filter solutions developed on a robust intellectual property platform, designed to connect People and Things, today provided financial results for the third quarter ended September 30, 2021.

Management Commentary
“We continued to execute on our operational strategy in the third quarter, most notably highlighted by the recent expansion of our agreement with our strategic partner, the world’s largest RF filter manufacturer,” said George B. Holmes, Chairman and CEO of Resonant. “The extended agreement is a testament to the superiority of our XBAR® technology in meeting the exacting demands required by next generation wireless networks, and a critical advancement towards the high-volume manufacturing of XBAR® RF filters.

“During the quarter we achieved the milestone of 100 million units cumulatively shipped by our customers, further highlighting the efficacy of our WaveX™ software platform, which provides innovative, cost-effective filter solutions for IDMs and enables them to accelerate time-to-market to meet increasing demand. In addition, we continued to focus on building out our already-robust patent portfolio to protect our competitive advantage and unique market position.”

“Our work with our strategic partner remains a priority as we move through the fourth quarter, and into 2022. The expanded agreement provides Resonant with additional royalties over the contract period at an up to 400% increased price per device. We are well positioned to capitalize on the value of our proprietary technology as we work to secure a XBAR® partner for non-mobile applications by year end. Our team is thrilled to be enabling global industry leaders to drive the transition to 5G, 6G, Wi-Fi 6 & 7, UWB and mmWave – helping to unlock the true potential of these networks,” concluded Holmes.

Third Quarter 2021 Company Highlights
•Expanded multi-year commercial partnership with the Company's strategic partner, the world’s largest RF filter manufacturer, for the development of high frequency, wide bandwidth, XBAR® RF filters. The details of the expanded agreement can be found in the Company’s Form 8-K filed on October 6, 2021.
•Resonant customers have shipped over 100 million RF filters to date, including a record 21 million units designed using the Company’s proprietary WaveX™ design software in the third quarter of 2021. This represents an increase of 433% from the same year-ago period, and a sequential increase of 23%.
•The Company’s robust patent portfolio grew to over 390 patents filed or issued as of September 30, 2021, with over 240 related to Resonant’s proprietary XBAR® and high frequency technologies.
•Hosted a two-part "Breaking Through the Noise of 5G in Europe" webinar series and a “5G Insights in Japan” webinar featuring industry experts discussing the evolution from 1G to 5G, drivers of 5G adoption, next-generation Wi-Fi, and how Resonant’s XBAR® filters can enable ‘true’ 5G.

Third Quarter 2021 Financial Summary
•Revenues in the third quarter of 2021 were $0.4 million, resulting from the recognized portion of the Company's 2019 collaboration agreement with the world’s largest RF filter manufacturer as well as royalties on the Company's legacy design contracts.
•Deferred revenues totaled $4.4 million at the end of the third quarter of 2021, a sequential increase of 550%.
•Research and development expenses were $5.9 million in the third quarter of 2021, compared to $4.4 million in the same year-ago quarter and $5.9 million in the second quarter of 2021.
•Sales, marketing and administrative expenses were approximately $3.5 million in the third quarter of 2021, compared to $3.1 million in the same year-ago quarter and $3.8 million in the second quarter of 2021.
•Net loss was $(9.0) million, or $(0.14) per share, in the third quarter of 2021, compared to a net loss of $(6.1) million, or $(0.11) per share, in the same quarter a year-ago, and $(9.1) million or $(0.15) per share in the second quarter of 2021.
•Non-GAAP, adjusted EBITDA was $(6.8) million, or $(0.11) per share in the third quarter of 2021, compared to $(4.4) million or $(0.08) per share in the same quarter a year-ago and $(6.7) million, or $(0.11) per share in the second quarter of 2021.
•Resonant had cash and cash equivalents of $15.3 million as of September 30, 2021. Subsequent to the end of the third quarter, the Company received $6.1 million of cash from the sale of common stock and $7.0 million in upfront payment under the expanded commercial agreement.

Conference Call and Webcast
Date: Wednesday, November 10, 2021
Time: 3:30 p.m. Central standard time (4:30 p.m. Eastern standard time)
U.S. Dial-In: 1-800-909-4798

International Dial-In: 1-212-231-2904
Conference ID: 21998702
Webcast: RESN Q3 2021 Webcast

Please dial in at least 10 minutes before the start of the call to ensure timely participation.
A playback of the call will be available through December 10, 2021. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally and enter replay pin number 10015955. A webcast will also be available for 30 days on the IR section of the Resonant website or by clicking here: RESN Q3 2021 Webcast.

Note about Non-GAAP Financial Measures
A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.
About Resonant Inc.
Resonant (NASDAQ: RESN) is transforming the market for RF front-ends (RFFE) by disrupting the RFFE supply chain through the delivery of solutions that leverage our WaveX™ design software tools platform, capitalize on the breadth of our IP portfolio, and are delivered through our services offerings. In a market that is critically constrained by limited designers, tools and capacity, Resonant addresses these critical problems by providing customers with ever increasing design efficiency, reduced time to market and lower unit costs. Customers leverage Resonant’s disruptive capabilities to design cutting edge filters and modules, while capitalizing on the added stability of a diverse supply chain through Resonant’s fabless ecosystem-the first of its kind. Working with Resonant, customers enhance the connectivity of current mobile devices, while preparing for the demands of emerging 5G applications.

To learn more about Resonant, view the series of videos published on its website that explain Resonant's technologies and market positioning:
•Resonant Corporate Video

•WaveX™ Design Technology and XBAR®: Speeding the Transition to 5G
•Expert Insights on Unlocking the Potential of 5G
•The Technology Enabling the Transition to 5G

For more information, please visit www.resonant.com.

Resonant uses its website (https://www.resonant.com) and LinkedIn page
(https://www.linkedin.com/company/resonant-inc-/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and Resonant may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company’s website and its social media accounts in addition to following the company’s press releases, SEC filings, public conference calls, and webcasts.
About Resonant’s XBAR® Filter Technology

Resonant pioneered a novel Bulk Acoustic Wave (BAW) filter technology, XBAR®, to meet the challenging and complex RF front-end requirements of next-generation 5G, Wi-Fi and UWB networks and beyond. 4G BAW filter structures have traditionally been used at frequencies up to 3GHz and adapted to filter higher frequency bands, which has presented significant performance and capability challenges. Using WaveX™, Resonant evaluated various resonator, filter building blocks for wide-bandwidth, high-frequency and high-power filter designs. XBAR® was the result of these extensive studies – the optimal next-generation filter technology.

XBAR® is the first and only RF filter solution that has natively demonstrated the performance necessary to fully realize the potential of next-generation wireless technologies, including 5G and Wi-Fi 6/6E. In addition, future wireless networks will continue to move to wider bandwidths, higher frequencies and added complexity, which will further increase the demand for XBAR® filters. Unlike traditional BAW filters which require complex, multi-step manufacturing processes. XBAR® filters are much simpler to manufacture and hence can leverage SAW foundries.

Resonant continues to protect XBAR® technology through the fundamental patents and trade secrets associated with a disruptive technology, in addition to the intellectual property associated with know-how and expertise developed subsequently.

About Resonant’s WaveX™ Design Technology
Resonant creates designs for difficult RF frequency bands and modules that meet challenging and complex 5G, Wi-Fi and UWB RF front-end requirements. Using WaveX™, Resonant’s designs have the potential to be developed in half the time and manufactured at a lower cost than traditional approaches. WaveX™ is a suite of proprietary algorithms, software design tools and network synthesis techniques that enables Resonant to explore a much larger set of possible design solutions.

Resonant delivers rapid design simulations to its customers, which they manufacture in their captive fabs or have manufactured by one of Resonant’s foundry partners. These improved solutions still use Surface Acoustic Wave (SAW) or Temperature Compensated Surface Acoustic Wave (TC-SAW) technologies with the performance of higher cost manufacturing methods like Bulk Acoustic Wave (BAW).

Resonant's WaveX™ delivers excellent predictability, enabling achievement of the desired product performance in roughly half as many turns through the fab. In addition, Resonant's simulations model fundamental material and structure properties, which makes integration with foundry and fab customers much more intuitive, because they speak the "fab language" of basic material properties and dimensions.

Safe Harbor / Forward-Looking Statements
This press release contains forward-looking statements, which include the following subjects, among others: the status of filter designs under development, the capabilities of our filter designs and software tools, and our expectation that we will add design contracts with our existing strategic partner as well as new customers of our XBAR® filters for non-mobile applications,. Forward-looking statements are made as of the date of this document and are inherently subject to risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, without limitation, the following: our limited operating history; our ability to complete designs that meet customer specifications; the ability of our customers (or their manufacturers) to fabricate our designs in commercial quantities; our customers’ ability to sell products incorporating our designs to their OEM customers; changes in our expenditures and other uses of cash; the ability of our designs to significantly lower costs compared to other designs and solutions; the risk that the intense competition and rapid technological change in our industry renders our designs less useful or obsolete; our ability to find, recruit and retain the highly skilled personnel required for our design process in sufficient numbers to support our growth; our ability to manage growth; and general market, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements.

Investor Relations Contact:
Greg Falesnik or Brooks Hamilton
MZ Group - MZ North America
(949) 546-6326
RESN@mzgroup.us

Resonant Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2021	December 31, 2020
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$15,346	$24,968
Other current assets	4,748	719
TOTAL CURRENT ASSETS	20,094	25,687
PROPERTY AND EQUIPMENT, NET	1,426	1,583
NONCURRENT ASSETS	5,456	5,460
TOTAL ASSETS	$26,976	$32,730

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$4,473	$3,401
Other current liabilities	1,969	2,450
TOTAL CURRENT LIABILITIES	6,442	5,851
TOTAL LONG-TERM LIABILITIES	4,442	1,826
STOCKHOLDERS’ EQUITY
Common stock	63	59
Additional paid-in capital	193,777	175,813
Accumulated other comprehensive loss	34	87
Accumulated deficit	(177,782)	(150,906)
TOTAL STOCKHOLDERS’ EQUITY	16,092	25,053

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$26,976	$32,730

Resonant Inc.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share data)

	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
REVENUES	$425	$614	$1,405	$1,647	$2,553
OPERATING EXPENSES
Research and development	5,857	5,885	4,413	17,093	14,720
Sales, marketing and administration	3,547	3,795	3,055	11,419	9,170
TOTAL OPERATING EXPENSES	9,404	9,680	7,468	28,512	23,890
NET OPERATING LOSS	(8,979)	(9,066)	(6,063)	(26,865)	(21,337)
OTHER INCOME, NET
Interest and investment income (expense)	(3)	(3)	1	(9)	65
Other expense	(1)	—	(1)	(1)	(10)
TOTAL OTHER INCOME, NET	(4)	(3)	—	(10)	55
LOSS BEFORE INCOME TAXES	(8,983)	(9,069)	(6,063)	(26,875)	(21,282)
Provision for income taxes	1	—	—	1	1
NET LOSS	$(8,984)	$(9,069)	$(6,063)	$(26,876)	$(21,283)
NET LOSS PER SHARE – BASIC AND DILUTED	$(0.14)	$(0.15)	$(0.11)	$(0.45)	$(0.43)
Weighted average shares outstanding — basic and diluted	63,087,230	60,820,319	53,243,854	60,310,433	50,004,688

Resonant Inc.
Reconciliation of non-GAAP Information
(Unaudited)
(in thousands, except share data)

	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Net loss (GAAP)	$(8,984)	$(9,069)	$(6,063)	$(26,876)	$(21,283)
Add (subtract) the following items:
Interest, net	3	3	(1)	9	(65)
R&D stock compensation	1,059	1,085	645	3,116	2,163
SM&A stock compensation	869	1,072	828	3,116	2,300
R&D depreciation and amortization	186	184	193	555	604
SM&A depreciation and amortization	42	50	45	142	143
Provision for income taxes	1	—	—	1	1
Adjusted EBITDA (non-GAAP)	$(6,824)	$(6,675)	$(4,353)	$(19,937)	$(16,137)
Adjusted EBITDA (non-GAAP) per share – basic and diluted	$(0.11)	$(0.11)	$(0.08)	$(0.33)	$(0.32)
Weighted average shares outstanding — basic and diluted	63,087,230	60,820,319	53,243,854	60,310,433	50,004,688

R&D: research and development
SM&A: sales, marketing and administration